                                                               EXHIBIT h(17)(ii)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         THIS AGREEMENT is made by and among ReliaStar Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Products Trust (the "Trust"), an open-end management investment company and business trust organized under the laws of the Common Wealth of Massachusetts, and ING Funds Distributor, LLC (the "Distributor" (formerly known as ING Funds Distributor, Inc.)), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

         WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement").

         NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

         The Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.

Executed this 22nd day of September 2003.

                  RELIASTAR LIFE INSURANCE COMPANY

                  By: /s/ Lawrence D. Taylor
                      ----------------------------------
                  Name: Lawrence D. Taylor
                  Title: Vice President and Actuary

                  ING VARIABLE PRODUCTS TRUST

                  By: /s/ Michael J. Roland
                      ----------------------------------
                  Name: Michael J. Roland
                  Title: Executive Vice President

                  ING FUNDS DISTRIBUTOR, LLC

                  By: /s/ Michael J. Roland
                      ----------------------------------
                  Name: Michael J. Roland
                  Title: Executive Vice President

                                   SCHEDULE A

                         CONTRACTS AND SEPARATE ACCOUNTS


          SEPARATE ACCOUNTS                                       CONTRACTS
--------------------------------------   ------------------------------------------------------------
ReliaStar Select Variable Account        Select Life II Flexible Premium Variable Life Insurance
                                         Policy

ReliaStar Select*Life Variable Account   Select Life III Flexible Premium Variable Life
                                         Insurance Policy
                                         Flex Design Flexible Premium Variable Life Insurance
                                         Policy
                                         Variable Accumulation Design Survivorship Variable
                                         Universal Life Insurance Policy
                                         Variable Estate Design Survivorship Variable Universal Life
                                         Insurance Policy
                                         ING Protector Elite Variable Universal Life Insurance Policy
                                         ING Investor Elite Variable Universal Life Insurance Policy